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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 1999

                               RELTEC Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                   001-13947                  94-3227019
   -----------             ------------------------   -------------------
    (State of              (Commission File Number)      (IRS Employer
   Incorporation)                                      Identification No.)

          5900 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4019
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (440) 460-3600
              -----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
          --------------------------------------------------------------
          (former name or former address, if changed since last report)


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Item 5.  OTHER EVENTS.

         On March 1, 1999, RELTEC Corporation ("RELTEC"), a Delaware corporation, and The General Electric Company, p.l.c. ("GEC, p.l.c."), jointly announced that GEC Incorporated ("Parent"), a Delaware corporation and a wholly owned subsidiary of GEC, p.l.c., GEC Acquisition Corp., a Delaware corporation a wholly owned subsidiary of Parent ("Acquisition Sub") and RELTEC entered into an Agreement and Plan of Merger, dated as of March 1, 1999 (the "Merger Agreement"), pursuant to which Acquisition Sub would acquire all of the outstanding shares of common stock of RELTEC at a price of $29.50 per share in cash. The total consideration for the acquisition of RELTEC is approximately $2.1 billion, including assumed debt of approximately $361 million. Pursuant to the terms of the Merger Agreement, it is currently anticipated that Acquisition Sub will commence a tender offer (the "Offer") for all of the outstanding shares of RELTEC's common stock and, following the completion of the Offer, upon the terms and subject to the conditions set forth in the Merger Agreement, will merge (the "Merger") with and into RELTEC, with RELTEC surviving the Merger and becoming a wholly owned subsidiary of Parent. Certain stockholders of RELTEC, owning approximately 81.2% of the outstanding shares, entered into an agreement with Parent and Acquisition Sub pursuant to which they have agreed, among other things, to tender their shares in the Offer and grant, in certain circumstances, to Acquisition Sub an option to purchase their shares. Consummation of the Offer is conditioned upon, among other things, the valid tender of a majority of RELTEC's outstanding shares of common stock and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) The following exhibit is filed with this Current Report on Form 8-K:

99.1     Press Release dated March 1, 1999.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 4, 1999

                                       RELTEC CORPORATION

                                       By:  /s/ Valerie Gentile Sachs
                                           ---------------------------------
                                            Name: Valerie Gentile Sachs
                                            Title:  Vice President, General
                                                    Counsel & Secretary

                                       4


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                                  EXHIBIT INDEX

99.1     Press Release dated March 1, 1999.